elme

Earnings Release and Supplemental Information

Q4 2023

CONTACT:	7550 Wisconsin Ave, Suite 900
Amy Hopkins	Bethesda, MD 20814
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

February 15, 2024

Elme Communities Announces Fourth Quarter and Full Year 2023 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with communities in the Washington, DC metro area and the Atlanta metro area, reported financial and operating results today for the quarter and year ended December 31, 2023:
Full-Year 2023 Financial and Operational Results
•Net loss was $53.0 million, or $0.61 per diluted share
•NAREIT FFO was $77.8 million, or $0.88 per diluted share, up 27.9% compared to the prior year
•Core FFO was $85.2 million, or $0.97 per diluted share, up 10.2% compared to the prior year
•Net Operating Income (NOI) was $148.1 million, up 9.4% compared to the prior year
•Same-store multifamily NOI increased by 8.3% compared to the prior year period
•Average Effective Monthly Rent per Home increased 6.5% compared to the prior year for our Same-Store Portfolio
•Same-store multifamily Average Occupancy was 95.6% during the year, up 0.2% compared to the prior year
Fourth Quarter Financial Results
•Net loss was $3.1 million, or $0.04 per diluted share
•NAREIT FFO was $21.0 million, or $0.24 per diluted share, up 14.3% compared to the prior year period
•Core FFO was $20.9 million, or $0.24 per diluted share, unchanged compared to the prior year period
•Net Operating Income (NOI) was $38.6 million, up 4.6% compared to the prior year period
Fourth Quarter Operational Highlights
•Same-store multifamily NOI increased by 4.5% compared to the prior year period
•Effective blended Lease Rate Growth was 2.5% during the quarter for our Same-Store Portfolio, comprised of effective new Lease Rate Growth of (2.4)% and effective renewal Lease Rate Growth of 6.2%
•Average Effective Monthly Rent Per Home increased 3.8% compared to the prior year period for our Same-Store Portfolio
•Same-store Retention was 65% while achieving strong renewal Lease Rate Growth
•Same-store multifamily Average Occupancy was 95.5% during the quarter, up 0.5% compared to the prior year period
•Same-store multifamily Ending Occupancy was 95.9%, up 0.7% compared to the prior year period
Liquidity Position
•Available liquidity was approximately $550 million as of December 31, 2023, consisting of availability under the Company's revolving credit facility and cash on hand
•Annualized fourth quarter Net Debt to Adjusted EBITDA ratio was 5.5x
•The Company has no debt maturities until 2025 and no secured debt

Elme Communities

"We delivered solid fourth quarter performance, closing out a year of exceptional growth." said Paul T. McDermott, President and CEO. "Looking forward, our primary emphasis will be on implementing operational enhancements and utilizing our new technology to enhance profitability. Our Washington Metro portfolio, which represents over 80% of our multifamily NOI, is poised for strong performance this year and we anticipate an improving capital markets environment throughout 2024 as interest rates stabilize. With a favorable outlook for our largest market and price points that offer relative insulation from new supply, we are confident in our ability to advance our initiatives while achieving NOI growth in 2024."

Fourth Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI increased 4.5% compared to the corresponding prior year period driven primarily by higher base rent. Average Occupancy for the quarter increased 50 basis points from the prior year period to 95.5%.
•Other same-store NOI - The other Same-Store Portfolio is comprised of one asset, Watergate 600. Other same-store NOI decreased by 6.5% compared to the corresponding prior year period due to lower occupancy. Watergate 600 was 87.8% occupied and leased at quarter end.

2024 Guidance
"With embedded rent growth in our Washington Metro portfolio and the potential to outperform in our markets based on operational initiatives that are already underway, we are well positioned at this point in the year," said Steven Freishtat, Executive Vice President and CFO. "Our 2024 guidance reflects moderated NOI growth, particularly in the first half of the year, supported by stable demand for value-oriented apartments in the Washington Metro region. While we anticipate a year-over-year decline in Core FFO in 2024 primarily driven by higher interest rates, our core business is performing well, our stock valuation is compelling, and we are laying the groundwork for strong NOI performance going forward."
Elme is providing its guidance for 2024, including its full year 2024 outlook on key assumptions and matters. Elme expects Core FFO for 2024 to range from $0.90 to $0.96 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2024:

Full Year 2024 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is expected to range from 0.25% to 2.0%
•Non-same-store multifamily NOI is expected to range from $5.25 million to $6.25 million
•Other same-store NOI, which consists solely of Watergate 600, is expected to range from $12.0 million to $13.0 million
•Property management expense is expected to range from $8.5 million to $9.0 million
•G&A, net of core adjustments, is expected to range from $24.25 million to $25.25 million
•Interest expense is expected to range from $37.25 million to $38.25 million
•Does not take into account any potential future acquisitions or dispositions in 2024

Elme Communities

Full Year 2024
Core FFO per diluted share	$0.90 - $0.96
Net Operating Income Assumptions
Same-store multifamily NOI growth (a)	0.25% - 2.0%
Non-same-store multifamily NOI (b)	$5.25 million - $6.25 million
Other same-store NOI (c)	$12.0 million - $13.0 million
Expense Assumptions
Property management expense	$8.5 million - $9.0 million
G&A, net of core adjustments	$24.25 million - $25.25 million
Interest expense	$37.25 million - $38.25 million
(a) Includes revenue and expenses from retail operations at multifamily properties
(b) Includes Elme Druid Hills and Riverside Development.
(c) Consists of Watergate 600

Elme Communities' 2024 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control, including economic factors such as inflation and interest rate changes, and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2024 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2024 is as follows:

	Low	High
Net loss per diluted share	$(0.15)	$(0.09)
Real estate depreciation and amortization	1.05	1.05
NAREIT FFO per diluted share	0.90	0.96
Core adjustments	—	—
Core FFO per diluted share	$0.90	$0.96

Dividends

On January 4, 2024, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on April 3, 2024 to shareholders of record on March 20, 2024.

Presentation Webcast and Conference Call Information

The Fourth Quarter 2023 Earnings Call is scheduled for Friday, February 16, 2024 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                558089

The instant replay of the Earnings Call will be available until Friday, March 1, 2024. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331

Elme Communities

Conference ID:                49686

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

About Elme Communities

Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 9,400 apartment homes in the Washington, DC metro and the Atlanta metro regions, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: our ability to deliver NOI and rent growth in 2024; the capital market environment in 2024; the ability of the price points within our portfolio to insulate our portfolio from the effects of new supply; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the areas in which our properties are located, particularly with respect to the greater Washington metro and Sunbelt regions; risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and to advance our initiatives; the risk of failure to enter into and/or complete acquisitions and dispositions; changes in the composition of our portfolio; reductions in or actual or threatened changes to the timing of federal government spending; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdowns or recessions and geopolitical conflicts); risks related to our ability to control our expenses if revenues decrease; compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2022 Form 10-K filed on February 17, 2023. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2023	2022	2023	2022
Revenue
Real estate rental revenue	$58,852	$55,593	$227,911	$209,380
Expenses
Property operating and maintenance (1)	12,625	12,090	50,985	47,384
Real estate taxes and insurance (1)	7,629	6,614	28,845	26,617
Property management	2,226	1,974	8,108	7,436
General and administrative	5,996	7,260	25,887	28,258
Transformation costs	—	3,041	6,339	9,686
Depreciation and amortization	24,095	21,851	88,950	91,722
Real estate impairment	—	—	41,860	—
	52,571	52,830	250,974	211,103
Loss on sale of real estate	—	—	—	—
Real estate operating income (loss)	6,281	2,763	(23,063)	(1,723)
Other income (expense)
Interest expense	(9,386)	(6,552)	(30,429)	(24,940)
Loss on extinguishment of debt	—	—	(54)	(4,917)
Other income	—	258	569	712
	(9,386)	(6,294)	(29,914)	(29,145)
Net loss	$(3,105)	$(3,531)	$(52,977)	$(30,868)

Net loss	$(3,105)	$(3,531)	$(52,977)	$(30,868)
Depreciation and amortization	24,095	21,851	88,950	91,722
Real estate impairment	—	—	41,860	—
NAREIT funds from operations	$20,990	$18,320	$77,833	$60,854

Non-cash loss on extinguishment of debt	$—	$—	$54	$4,873
Tenant improvements and incentives, net of reimbursements	(267)	—	(277)	(1,025)
Leasing commissions capitalized	—	(16)	(56)	(16)
Recurring capital improvements	(2,642)	(2,656)	(8,592)	(7,682)
Straight-line rents, net	(27)	(55)	(187)	(492)
Non-cash fair value interest expense	—	—	—	210
Non-real estate depreciation & amortization of debt costs	1,217	1,147	5,108	4,664
Amortization of lease intangibles, net	(248)	(337)	(818)	(945)
Amortization and expensing of restricted share and unit compensation	1,508	1,831	5,474	7,988
Adjusted funds from operations	$20,531	$18,234	$78,539	$68,429
______________________________
(1) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.

Elme Communities

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2023	2022	2023	2022
Net loss	(Basic)	$(0.04)	$(0.04)	$(0.61)	$(0.36)
	(Diluted)	$(0.04)	$(0.04)	$(0.61)	$(0.36)
NAREIT FFO	(Basic)	$0.24	$0.21	$0.88	$0.69
	(Diluted)	$0.24	$0.21	$0.88	$0.69

Dividends paid		$0.18	$0.17	$0.72	$0.68

Weighted average shares outstanding - basic		87,788	87,491	87,735	87,388
Weighted average shares outstanding - diluted		87,788	87,491	87,735	87,388
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,836	87,622	87,815	87,491

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Land	$384,097	$373,171
Income producing property	1,960,020	1,897,835
	2,344,117	2,271,006
Accumulated depreciation and amortization	(528,024)	(481,588)
Net income producing property	1,816,093	1,789,418
Properties under development or held for future development	30,980	31,260
Total real estate held for investment, net	1,847,073	1,820,678
Cash and cash equivalents	5,984	8,389
Restricted cash	2,554	1,463
Rents and other receivables	17,642	16,346
Prepaid expenses and other assets	26,775	25,730
Total assets	$1,900,028	$1,872,606

Liabilities
Notes payable, net	$522,345	$497,359
Line of credit	157,000	55,000
Accounts payable and other liabilities	38,997	34,386
Dividend payable	15,863	14,934
Advance rents	5,248	1,578
Tenant security deposits	6,225	5,563
Total liabilities	745,678	608,820

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 87,867 and 87,534 shares issued and outstanding, as of December 31, 2023 and December 31, 2022, respectively	879	875
Additional paid in capital	1,735,530	1,729,854
Distributions in excess of net income	(569,391)	(453,008)
Accumulated other comprehensive loss	(12,958)	(14,233)
Total shareholders' equity	1,154,060	1,263,488

Noncontrolling interests in subsidiaries	290	298
Total equity	1,154,350	1,263,786

Total liabilities and equity	$1,900,028	$1,872,606

Elme Communities

The following tables contain reconciliations of net loss to NOI and same-store NOI for the periods presented (in thousands):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(3,105)	$(3,531)	$(52,977)	$(30,868)
Adjustments:
Property management expense	2,226	1,974	8,108	7,436
General and administrative expense	5,996	7,260	25,887	28,258
Transformation costs	—	3,041	6,339	9,686
Real estate depreciation and amortization	24,095	21,851	88,950	91,722
Real estate impairment	—	—	41,860	—
Interest expense	9,386	6,552	30,429	24,940
Loss on extinguishment of debt, net	—	—	54	4,917
Other income	—	(258)	(569)	(712)
Total Net Operating Income (NOI)	$38,598	$36,889	$148,081	$135,379

Multifamily NOI:
Same-store Portfolio	$30,988	$29,661	$120,891	$111,673
Acquisitions	4,261	3,504	13,433	9,428
Development	(56)	(57)	(224)	(128)
Non-residential	56	199	676	792
Total	35,249	33,307	134,776	121,765

Other NOI (Watergate 600)	3,349	3,582	13,305	13,614
Total NOI	$38,598	$36,889	$148,081	$135,379

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended December 31,		Twelve Months Ended December 31,
		2023	2022	2023	2022
Net loss		$(3,105)	$(3,531)	$(52,977)	$(30,868)
Add:
Real estate depreciation and amortization		24,095	21,851	88,950	91,722
Real estate impairment		—	—	41,860	—
NAREIT funds from operations		20,990	18,320	77,833	60,854
Add:
Structuring expenses		—	60	60	1,161
Loss on extinguishment of debt, net		—	—	54	4,917
Severance expense		391	—	785	474
Transformation costs		—	3,041	6,339	9,686
Write-off of pursuit costs		24	—	73	174
Relocation expense		3	74	629	74
Adjustment to deferred taxes		(526)	—	(526)	—
Core funds from operations		$20,882	$21,495	$85,247	$77,340

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2023	2022	2023	2022
NAREIT FFO	(Basic)	$0.24	$0.21	$0.88	$0.69
	(Diluted)	$0.24	$0.21	$0.88	$0.69
Core FFO	(Basic)	$0.24	$0.25	$0.97	$0.88
	(Diluted)	$0.24	$0.24	$0.97	$0.88

Weighted average shares outstanding - basic		87,788	87,491	87,735	87,388
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,836	87,622	87,815	87,491

Elme Communities

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (in thousands):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(3,105)	$(3,531)	$(52,977)	$(30,868)
Add/(deduct):
Interest expense	9,386	6,552	30,429	24,940
Real estate depreciation and amortization	24,095	21,851	88,950	91,722
Real estate impairment	—	—	41,860	—
Non-real estate depreciation	158	178	886	822
Severance expense	391	—	785	474
Transformation costs	—	3,041	6,339	9,686
Relocation expense	3	74	629	74
Structuring expenses	—	60	60	1,161
Loss on extinguishment of debt	—	—	54	4,917
Adjustment to deferred taxes	(526)	—	(526)	—
Adjusted EBITDA	$30,402	$28,225	$116,489	$102,928

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes and Transformation Costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs and (8) adjustment to deferred taxes. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs and (8) adjustment to deferred taxes. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure

Elme Communities

because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard". This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the Washington metro region.
Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating

Elme Communities

comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
December 31, 2023

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended				Three Months Ended
OPERATING RESULTS	December 31, 2023		December 31, 2022		December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022
Revenues
Real estate rental revenue	$227,911		$209,380		$58,852		$56,651		$56,599		$55,809		$55,593
Expenses
Property operating and maintenance(1)	(50,985)		(47,384)		(12,625)		(12,696)		(13,325)		(12,339)		(12,090)
Real estate taxes and insurance(1)	(28,845)		(26,617)		(7,629)		(7,101)		(6,933)		(7,182)		(6,614)
Property management	(8,108)		(7,436)		(2,226)		(1,935)		(2,178)		(1,769)		(1,974)
General and administrative	(25,887)		(28,258)		(5,996)		(6,370)		(6,680)		(6,841)		(7,260)
Transformation costs	(6,339)		(9,686)		—		(985)		(2,454)		(2,900)		(3,041)
Depreciation and amortization	(88,950)		(91,722)		(24,095)		(21,904)		(21,415)		(21,536)		(21,851)
Real estate impairment	(41,860)		—		—		(41,860)		—		—		—
	(250,974)		(211,103)		(52,571)		(92,851)		(52,985)		(52,567)		(52,830)
Real estate operating (loss) income	(23,063)		(1,723)		6,281		(36,200)		3,614		3,242		2,763
Other income (expense)
Interest expense	(30,429)		(24,940)		(9,386)		(7,418)		(6,794)		(6,831)		(6,552)
Loss on extinguishment of debt	(54)		(4,917)		—		—		—		(54)		—
Other income	569		712		—		—		569		—		258
Net loss	$(52,977)		$(30,868)		$(3,105)		$(43,618)		$(2,611)		$(3,643)		$(3,531)
Per Share Data:
Net loss	$(0.61)		$(0.36)		$(0.04)		$(0.50)		$(0.03)		$(0.04)		$(0.04)
Fully diluted weighted average shares outstanding	87,735		87,388		87,788		87,759		87,741		87,649		87,491
Percentage of Revenues:
General and administrative expenses	11.4%		13.5%		10.2%		11.2%		11.8%		12.3%		13.1%
Net loss	(23.2)%		(14.7)%		(5.3)%		(77.0)%		(4.6)%		(6.5)%		(6.4)%
Ratios:
Adjusted EBITDA(2) / Interest expense	3.8	x	4.1	x	3.2	x	3.9	x	4.2	x	4.2	x	4.3	x
______________________________
(1) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.
(2) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and page 26 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Land	$384,097	$384,097	$373,113	$373,171	$373,171
Income producing property	1,960,020	1,941,663	1,911,381	1,903,648	1,897,835
	2,344,117	2,325,760	2,284,494	2,276,819	2,271,006
Accumulated depreciation and amortization	(528,024)	(506,298)	(523,153)	(502,104)	(481,588)
Net income producing property	1,816,093	1,819,462	1,761,341	1,774,715	1,789,418
Properties under development or held for future development	30,980	31,095	31,260	31,260	31,260
Total real estate held for investment, net	1,847,073	1,850,557	1,792,601	1,805,975	1,820,678
Cash and cash equivalents	5,984	8,079	5,554	7,044	8,389
Restricted cash	2,554	2,104	1,887	1,487	1,463
Rents and other receivables	17,642	15,300	15,746	16,095	16,346
Prepaid expenses and other assets	26,775	34,233	22,711	24,398	25,730
Total assets	$1,900,028	$1,910,273	$1,838,499	$1,854,999	$1,872,606
Liabilities
Notes payable, net	$522,345	$522,150	$521,955	$521,761	$497,359
Line of credit	157,000	149,000	24,000	35,000	55,000
Accounts payable and other liabilities	38,997	40,666	36,920	28,583	34,386
Dividend payable	15,863	15,868	15,834	15,869	14,934
Advance rents	5,248	3,365	2,949	1,800	1,578
Tenant security deposits	6,225	6,171	5,913	5,671	5,563
Total liabilities	745,678	737,220	607,571	608,684	608,820
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	879	878	878	877	875
Additional paid-in capital	1,735,530	1,734,657	1,733,388	1,731,701	1,729,854
Distributions in excess of net income	(569,391)	(550,442)	(490,939)	(472,503)	(453,008)
Accumulated other comprehensive loss	(12,958)	(12,332)	(12,693)	(14,056)	(14,233)
Total shareholders' equity	1,154,060	1,172,761	1,230,634	1,246,019	1,263,488
Noncontrolling interests in subsidiaries	290	292	294	296	298
Total equity	1,154,350	1,173,053	1,230,928	1,246,315	1,263,786
Total liabilities and equity	$1,900,028	$1,910,273	$1,838,499	$1,854,999	$1,872,606

NAREIT Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Funds from operations (FFO)
Net loss	$(52,977)	$(30,868)	$(3,105)	$(43,618)	$(2,611)	$(3,643)	$(3,531)
Real estate depreciation and amortization	88,950	91,722	24,095	21,904	21,415	21,536	21,851
Real estate impairment	41,860	—	—	41,860	—	—	—
NAREIT funds from operations (FFO)(1)	77,833	60,854	20,990	20,146	18,804	17,893	18,320
Loss on extinguishment of debt	54	4,917	—	—	—	54	—
Severance expense	785	474	391	—	—	394	—
Transformation costs	6,339	9,686	—	985	2,454	2,900	3,041
Relocation expense	629	74	3	306	134	186	74
Structuring expenses	60	1,161	—	—	—	60	60
Write-off of pursuit costs	73	174	24	—	9	40	—
Adjustment to deferred taxes	(526)	—	(526)	—	—	—	—
Core FFO(1)	$85,247	$77,340	$20,882	$21,437	$21,401	$21,527	$21,495

Allocation to participating securities(2)	(255)	(232)	(46)	(71)	(68)	(70)	(41)

NAREIT FFO per share - basic	$0.88	$0.69	$0.24	$0.23	$0.21	$0.20	$0.21
NAREIT FFO per share - fully diluted	$0.88	$0.69	$0.24	$0.23	$0.21	$0.20	$0.21

Core FFO per share - fully diluted	$0.97	$0.88	$0.24	$0.24	$0.24	$0.24	$0.24

Common dividend per share	$0.72	$0.68	$0.18	$0.18	$0.18	$0.18	$0.17

Average shares - basic	87,735	87,388	87,788	87,759	87,741	87,649	87,491
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,815	87,491	87,836	87,799	87,785	87,840	87,622

NAREIT Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Adjusted funds from operations (AFFO)(1)
NAREIT FFO(1)	$77,833	$60,854	$20,990	$20,146	$18,804	$17,893	$18,320
Non-cash loss on extinguishment of debt	54	4,873	—	—	—	54	—
Tenant improvements and incentives, net of reimbursements	(277)	(1,025)	(267)	—	—	(10)	—
Leasing commissions capitalized	(56)	(16)	—	—	—	(56)	(16)
Recurring capital improvements	(8,592)	(7,682)	(2,642)	(1,490)	(2,456)	(2,004)	(2,656)
Straight-line rent, net	(187)	(492)	(27)	(74)	(57)	(29)	(55)
Non-cash fair value interest expense	—	210	—	—	—	—	—
Non-real estate depreciation and amortization of debt costs	5,108	4,664	1,217	1,348	1,276	1,267	1,147
Amortization of lease intangibles, net	(818)	(945)	(248)	(155)	(178)	(237)	(337)
Amortization and expensing of restricted share and unit compensation(3)	5,474	7,988	1,508	1,432	1,346	1,188	1,831
AFFO(1)	78,539	68,429	20,531	21,207	18,735	18,066	18,234
Cash loss on extinguishment of debt	—	44	—	—	—	—	—
Non-share-based severance expense	653	202	313	—		340	—
Relocation expense	629	74	3	306	134	186	74
Structuring expenses	60	1,161	—	—	—	60	60
Transformation costs(4)	6,339	9,378	—	985	2,454	2,900	3,041
Write-off of pursuit costs	73	174	24	—	9	40	—
Adjustment to deferred taxes	(526)	—	(526)	—	—	—	—
Core AFFO(1)	$85,767	$79,462	$20,345	$22,498	$21,332	$21,592	$21,409
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of December 31, 2023	Twelve Months Ended		Three Months Ended
		December 31, 2023	December 31, 2022	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Rental and other property revenues
Same-store	7,795	$185,958	$174,491	$46,776	$46,610	$46,786	$45,786	$45,051
Acquisitions	1,579	22,429	14,936	7,160	5,233	5,079	4,957	5,314
Development	N/A	—	—	—	—	—	—	—
Non-residential(1)	N/A	924	1,073	219	222	235	248	266
Total rental and other property revenues(2)	9,374	209,311	190,500	54,155	52,065	52,100	50,991	50,631

Property operating expenses
Same-store		65,067	62,818	15,788	16,274	16,765	16,240	15,390
Acquisitions		8,996	5,508	2,899	2,068	2,203	1,826	1,810
Development		224	128	56	56	54	58	57
Non-residential		248	281	163	33	32	20	67
Total property operating expenses		74,535	68,735	18,906	18,431	19,054	18,144	17,324

Net Operating Income (NOI)(3)
Same-store		120,891	111,673	30,988	30,336	30,021	29,546	29,661
Acquisitions		13,433	9,428	4,261	3,165	2,876	3,131	3,504
Development		(224)	(128)	(56)	(56)	(54)	(58)	(57)
Non-residential		676	792	56	189	203	228	199
Total NOI		$134,776	$121,765	$35,249	$33,634	$33,046	$32,847	$33,307

Same-store metrics
Operating margin(4)		65%	64%	66%	65%	64%	65%	66%
Retention		63%	62%	65%	61%	63%	64%	60%

Same-store effective lease rate growth
New		(0.2)%	8.8%	(2.4)%	0.1%	0.4%	0.7%	1.5%
Renewal		6.2%	11.1%	6.2%	5.1%	6.4%	8.0%	10.5%
Blended		3.3%	10.1%	2.5%	3.0%	3.7%	4.5%	5.9%
______________________________
(1) Includes revenues and expenses from retail operations at multifamily properties.
(2) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $8.1 million and $7.3 million for the twelve months ended December 31, 2023 and 2022 respectively, and $1.9 million, $1.9 million, $2.2 million, $2.1 million and $1.9 million for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.

(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.
(4) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q4 2023	Q4 2022	% Chg	Q4 2023	Q4 2022	% Chg	Q4 2023	Q4 2022	% Chg	Q4 2023	Q4 2022	% Chg	Q4 2023	Q4 2022	% Chg
Virginia	5,550	$34,838	$33,275	4.7%	$11,282	$10,900	3.5%	$23,556	$22,375	5.3%	96.0%	94.9%	1.1%	$1,976	$1,905	3.7%
DC / Maryland	1,515	8,820	8,438	4.5%	2,925	3,040	(3.8)%	5,895	5,398	9.2%	96.1%	95.3%	0.8%	1,951	1,857	5.1%
Georgia	730	3,118	3,338	(6.6)%	1,581	1,450	9.0%	1,537	1,888	(18.6)%	90.6%	95.1%	(4.5)%	1,472	1,453	1.3%
Total	7,795	$46,776	$45,051	3.8%	$15,788	$15,390	2.6%	$30,988	$29,661	4.5%	95.5%	95.0%	0.5%	$1,924	$1,853	3.8%

Sequential Comparison	Apt Homes	Q4 2023	Q3 2023	% Chg	Q4 2023	Q3 2023	% Chg	Q4 2023	Q3 2023	% Chg	Q4 2023	Q3 2023	% Chg	Q4 2023	Q3 2023	% Chg
Virginia	5,550	$34,838	$34,507	1.0%	$11,282	$11,599	(2.7)%	$23,556	$22,908	2.8%	96.0%	95.9%	0.1%	$1,976	$1,963	0.7%
DC / Maryland	1,515	8,820	8,987	(1.9)%	2,925	3,092	(5.4)%	5,895	5,895	—%	96.1%	96.5%	(0.4)%	1,951	1,935	0.8%
Georgia	730	3,118	3,116	0.1%	1,581	1,583	(0.1)%	1,537	1,533	0.3%	90.6%	92.0%	(1.4)%	1,472	1,451	1.4%
Total	7,795	$46,776	$46,610	0.4%	$15,788	$16,274	(3.0)%	$30,988	$30,336	2.1%	95.5%	95.6%	(0.1)%	$1,924	$1,910	0.7%

Year-to-Date Comparison	Apt Homes	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg
Virginia	5,550	$137,791	$129,161	6.7%	$46,479	$44,866	3.6%	$91,312	$84,295	8.3%	95.8%	95.4%	0.4%	$1,950	$1,835	6.3%
DC / Maryland	1,515	35,211	32,896	7.0%	12,462	12,152	2.6%	22,749	20,744	9.7%	96.0%	96.1%	(0.1)%	1,913	1,783	7.3%
Georgia	730	12,956	12,434	4.2%	6,126	5,800	5.6%	6,830	6,634	3.0%	92.8%	94.7%	(1.9)%	1,464	1,364	7.3%
Total	7,795	$185,958	$174,491	6.6%	$65,067	$62,818	3.6%	$120,891	$111,673	8.3%	95.6%	95.4%	0.2%	$1,897	$1,781	6.5%

______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q4 2023	Q4 2022	$ Change	% Change	% of Q4 2023 Total
Controllable operating expenses(1, 2)	$7,663	$7,750	$(87)	(1.1)%	48.6%
Real estate taxes(2)	4,821	4,597	224	4.9%	30.5%
Utilities	2,320	2,322	(2)	(0.1)%	14.7%
Insurance	984	721	263	36.5%	6.2%
Total same-store operating expenses	15,788	15,390	398	2.6%	100.0%
Utility reimbursements	(1,619)	(1,609)	(10)	0.6%
Total same-store operating expenses, net of utility reimbursements	$14,169	$13,781	$388	2.8%

Sequential Comparison	Q4 2023	Q3 2023	$ Change	% Change	% of Q4 2023 Total
Controllable operating expenses(2)	$7,663	$7,947	$(284)	(3.6)%	48.6%
Real estate taxes(2)	4,821	4,875	(54)	(1.1)%	30.5%
Utilities	2,320	2,619	(299)	(11.4)%	14.7%
Insurance	984	833	151	18.1%	6.2%
Total same-store operating expenses	15,788	16,274	(486)	(3.0)%	100.0%
Utility reimbursements	(1,619)	(1,520)	(99)	6.5%
Total same-store operating expenses, net of utility reimbursements	$14,169	$14,754	$(585)	(4.0)%

Year-to-Date Comparison	YTD 2023	YTD 2022	$ Change	% Change	% of YTD 2023 Total
Controllable operating expenses(2)	$32,081	$31,632	$449	1.4%	49.3%
Real estate taxes(2)	19,540	19,089	451	2.4%	30.0%
Utilities	10,163	9,217	946	10.3%	15.6%
Insurance	3,283	2,880	403	14.0%	5.1%
Total same-store operating expenses	65,067	62,818	2,249	3.6%	100.0%
Utility reimbursements	(6,883)	(6,586)	(297)	4.5%
Total same-store operating expenses, net of utility reimbursements	$58,184	$56,232	$1,952	3.5%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.

Acquisition Summary (Dollars in thousands)

Acquisition
	Location	Acquisition Date	Number of Homes	Ending Occupancy (as of December 31, 2023)	Contract Purchase Price
Elme Druid Hills	Atlanta, GA	September 29, 2023	500	93.8%	$108,000

Multifamily Communities
December 31, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1,2)	Ending Occupancy	% of Total Portfolio NOI(1,2,3)
Virginia
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	94.6%	95.7%	5%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	96.2%	97.5%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.3%	95.9%	1%
Riverside Apartments	Alexandria, VA	1222	B Value-Add	2016	1971	96.1%	97.1%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	95.7%	96.4%	4%
Park Adams	Arlington, VA	200	B Value-Add	1969	1959	96.4%	96.0%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	97.0%	96.9%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.8%	97.8%	2%
The Wellington	Arlington, VA	710	B Value-Add	2015	1960	95.9%	96.9%	7%
Trove	Arlington, VA	401	A	N/A	2020	95.9%	95.5%	5%
Roosevelt Towers	Falls Church, VA	191	B Value-Add	1965	1964	96.0%	97.9%	2%
Elme Dulles	Herndon, VA	328	B Value-Add	2019	2000	96.0%	97.3%	4%
Elme Herndon	Herndon, VA	283	B Value-Add	2019	1991	96.0%	96.5%	3%
Elme Leesburg	Leesburg, VA	134	B	2019	1986	95.7%	97.0%	2%
Elme Manassas	Manassas, VA	408	B Value-Add	2019	1986	94.2%	93.1%	4%
The Ashby at McLean	McLean, VA	268	B Value-Add	1996	1982	95.9%	95.5%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.5%	96.4%	3%
Kenmore Apartments	Washington, DC	371	B Value-Add	2008	1948	95.8%	95.7%	3%
Yale West	Washington, DC	216	A-	2014	2011	95.6%	97.2%	3%
Maryland
Elme Bethesda	Bethesda, MD	193	B	1997	1986	96.8%	98.4%	3%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.6%	96.2%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.0%	95.9%	2%
Georgia
Elme Conyers	Conyers, GA	240	B	2021	1999	93.8%	93.3%	1%
Elme Eagles Landing	Stockbridge, GA	490	B Value-Add	2021	2000	92.4%	89.0%	3%
Total same-store communities		7,795				95.6%	95.9%	82%

Multifamily Communities (continued)
December 31, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1,2)	Ending Occupancy	% of Total Portfolio NOI(1,2,3)
Georgia
Elme Marietta	Marietta, GA	420	B Value-Add	2022	1975	92.4%	90.7%	3%
Elme Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	93.4%	91.3%	3%
Elme Cumberland	Smyrna, GA	270	B Value-Add	2022	1982	93.3%	91.1%	2%
Elme Druid Hills	Atlanta, GA	500	B Value-Add	2023	1987	93.4%	93.8%	1%
Total non same-store communities		1,579				93.1%	91.9%	9%
Total multifamily communities		9,374				95.2%	95.2%	91%
______________________________
(1) For the twelve months ended December 31, 2023.
(2) Elme Druid Hills reflects the results during the Company's period of ownership beginning on September 29, 2023.
(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Office Property
December 31, 2023

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	87.8%	87.8%	9%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the twelve months ended December 31, 2023.
(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Adjusted EBITDA(1)

Net loss	$(52,977)	$(30,868)	$(3,105)	$(43,618)	$(2,611)	$(3,643)	$(3,531)
Add/(deduct):
Interest expense	30,429	24,940	9,386	7,418	6,794	6,831	6,552
Real estate depreciation and amortization	88,950	91,722	24,095	21,904	21,415	21,536	21,851
Real estate impairment	41,860	—	—	41,860	—	—	—
Non-real estate depreciation	886	822	158	291	222	215	178
Severance expense	785	474	391	—	—	394	—
Transformation costs	6,339	9,686	—	985	2,454	2,900	3,041
Relocation expense	629	74	3	306	134	186	74
Structuring expenses	60	1,161	—	—	—	60	60
Loss on extinguishment of debt	54	4,917	—	—	—	54	—
Adjustment to deferred taxes	(526)	—	(526)	—	—	—	—
Adjusted EBITDA	$116,489	$102,928	$30,402	$29,146	$28,408	$28,533	$28,225
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.

Long Term Debt Analysis (Dollars in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Balances Outstanding

Unsecured
Fixed rate bonds	$397,768	$397,679	$397,590	$397,502	$397,413
Term loan(1)	124,577	124,471	124,365	124,259	99,946
Credit facility	157,000	149,000	24,000	35,000	55,000
Total	$679,345	$671,150	$545,955	$556,761	$552,359

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(2)	4.7%	4.7%	3.0%	3.0%	2.3%
Credit facility	6.3%	6.3%	6.0%	5.7%	5.2%
Weighted Average	4.9%	4.9%	4.2%	4.2%	4.2%
______________________________
(1) Elme Communities entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility.

(2) Elme Communities had an interest rate swap that had effectively fixed the interest rate on a $100.0 million portion of its 2023 Term Loan outstanding through the interest rate swap arrangement's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 28).

Long Term Debt Maturities (in thousands, except average interest rates)
December 31, 2023

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2024	$—		$—		$—	—%
2025	125,000	(1)	157,000	(2)	282,000	5.6%
2026	—		—		—	—%
2027	—		—		—	—%
2028	50,000		—		50,000	7.4%
Thereafter	350,000		—		350,000	4.1%
Scheduled principal payments	$525,000		$157,000		$682,000	4.9%
Net discounts/premiums	(94)		—		(94)
Loan costs, net of amortization	(2,561)		—		(2,561)
Total maturities	$522,345		$157,000		$679,345	4.9%
Weighted average maturity = 4.5 years
______________________________
(1) Elme Communities previously entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rate was fixed through the term loan maturity of July 21, 2023. During the first quarter of 2023, we entered into the 2023 Term Loan with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility. Subsequent to this transaction, the interest rate swap effectively fixed a $100.0 million portion of the 2023 Term Loan at 2.16% through the interest rate swap's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fix the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

(2) The credit facility's term ends in August 2025, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended December 31, 2023	Covenant	Quarter Ended December 31, 2023	Covenant	Quarter Ended December 31, 2023	Covenant
% of Total Indebtedness to Total Assets(1)	33.6%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.5	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.0	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	26.5%	≤ 60.0%	26.5%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.58	≥ 1.50	3.58	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	26.5%	≤ 60.0%	26.5%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022
Market Data

Shares Outstanding			87,867		87,832		87,809		87,709		87,534
Market Price per Share			$14.60		$13.64		$16.44		$17.86		$17.80
Equity Market Capitalization			$1,282,858		$1,198,028		$1,443,580		$1,566,483		$1,558,105

Total Debt			$679,345		$671,150		$545,955		$556,761		$552,359
Total Market Capitalization			$1,962,203		$1,869,178		$1,989,535		$2,123,244		$2,110,464

Total Debt to Market Capitalization			0.35	:1	0.36	:1	0.27	:1	0.26	:1	0.26	:1

Earnings to Fixed Charges(1)			0.7x		-4.9x		0.6x		0.5x		0.5x
Debt Service Coverage Ratio(2)			3.2x		3.9x		4.2x		4.2x		4.3x

Dividend Data	Twelve Months Ended		Three Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022
Total Dividends Declared	$63,406	$59,646	$15,844		$15,885		$15,825		$15,852		$14,938
Common Dividend Declared per Share	$0.72	$0.68	$0.18		$0.18		$0.18		$0.18		$0.17
Payout Ratio (Core FFO basis)(3)	74.2%	77.3%	75.0%		75.0%		75.0%		75.0%		70.8%
Payout Ratio (Core AFFO basis)(4)	74.2%	74.7%	78.3%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes real estate impairment of $41.9 million for the three months ended September 30, 2023.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the Core FFO per share. Core FFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the Core AFFO per share. Core AFFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Twelve Months Ended		Three Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net loss	$(52,977)	$(30,868)	$(3,105)	$(43,618)	$(2,611)	$(3,643)	$(3,531)
Adjustments:
Property management expense	8,108	7,436	2,226	1,935	2,178	1,769	1,974
General and administrative expense	25,887	28,258	5,996	6,370	6,680	6,841	7,260
Transformation costs	6,339	9,686	—	985	2,454	2,900	3,041
Real estate depreciation and amortization	88,950	91,722	24,095	21,904	21,415	21,536	21,851
Real estate impairment	41,860	—	—	41,860	—	—	—
Interest expense	30,429	24,940	9,386	7,418	6,794	6,831	6,552
Loss on extinguishment of debt, net	54	4,917	—	—	—	54	—
Other income	(569)	(712)	—	—	(569)	—	(258)
Total Net operating income (NOI)(1)	$148,081	$135,379	$38,598	$36,854	$36,341	$36,288	$36,889

Multifamily NOI:
Same-store portfolio	$120,891	$111,673	$30,988	$30,336	$30,021	$29,546	$29,661
Acquisitions	13,433	9,428	4,261	3,165	2,876	3,131	3,504
Development	(224)	(128)	(56)	(56)	(54)	(58)	(57)
Non-residential	676	792	56	189	203	228	199
Total	134,776	121,765	35,249	33,634	33,046	32,847	33,307
Other NOI (Watergate 600)	13,305	13,614	3,349	3,220	3,295	3,441	3,582
Total NOI	$148,081	$135,379	$38,598	$36,854	$36,341	$36,288	$36,889
______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on the current page.